U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 Amendment Three

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 8, 2008

                         Commission File No. 333.136247


                           DOMARK INTERNATIONAL, INC.
        (Exact name of small business issuer as specified in its charter)

           Nevada                                                 20-4647578
(State or other jurisdiction of                                 (IRS Employer
 incorporation or organization)                              Identification No.)

                             1809 East Broadway #125
                              Oviedo, Florida 32765
                    (Address of principal executive offices)

                                 (757) 572-9241
                           (Issuer's telephone number)

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On September 8, 2008, Kramer Wiseman and Associates, LLP ("KWA") was appointed as the independent auditor for DoMark International, Inc. (the "Company") commencing with the year ending May 31, 2008, and Chang G. Park, CPA. ("Chang") were dismissed as the independent auditors for the Company as of September 8, 2008. The decision to change auditors was approved by the Board of Directors on September 8, 2008.

The report of Chang on the financial statements for either of the one most recent completed fiscal years did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

"The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the accumulation of losses and shortage of capital raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

During the Company's two most recent fiscal years and any subsequent interim period through the date of dismissal, there were no disagreements with Chang on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Chang, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's two most recent fiscal years and subsequent interim periods, prior to September 8, 2008, including the interim quarters of February 28, 2008, November 30, 2007, August 31, 2007, and annual report May 31, 2007, and three prior interim quarters August 31, 2006, November 30, 2006, and February 29, 2007, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company. During the Company's two most fiscal years and any subsequent interim period through the date of dismissal, there were no disagreements with Chang on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Chang, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's two most recent fiscal years, including the interim quarters of February 28, 2008, November 30, 2007, August 31, 2007, and annual report May 31, 2007, and three prior interim quarters August 31, 2006, November 30, 2006, and February 29, 2007, the Company did not consult with KWA with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

During the Company's two most recent fiscal years and subsequent interim periods, prior to September 8, 2008, there were no consultations with KWA during the Company's two most fiscal year and any subsequent interim period, prior to September 8, 2008, the date upon which KWA was engaged.

The Company has furnished a copy of this Report to Chang and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from Chang is herby submitted as exhibit 16.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

    Exhibit 16.1 Letter of Chang Park, CPA Ph.D.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DoMark International, Inc.


Date: January 2, 2009            By: /s/ R. Thomas Kidd
                                     -------------------------------------------
                                     R. Thomas Kidd
                                     Chairman, President Chief Executive Officer
                                     (Principle Executive Officer, Principle
                                     Financial Officer)

                                       3